SUBSIDIARIES




                                                            State or Other
                                                            Jurisdiction of
                                                            Incorporation
                                                            ---------------


Cooperative Bank                                            North Carolina

Lumina Mortgage Company (1)                                 North Carolina

CS&L Holdings, Inc. (1)                                     Virginia

CS&L Real Estate Trust, Inc. (1)                            North Carolina




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(1)      Wholly owned subsidiary of Cooperative Bank.
(2)      Wholly owned subsidiary of CS&L Holdings, Inc.